EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our audit report dated December 19, 2012 relating to our audit of the Financial Statements of Pelikan Artline Joint Venture for the year ended September 30, 2012, which is included in this Form 10-K of ACCO Brands Corporation.

/s/ BDO

BDO East Coast Partnership
Sydney, Australia
February 21, 2014